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As filed with the Securities and Exchange Commission on April 26, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTERSPAN COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oregon	93-1040330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7175 N.W. Evergreen Parkway, #400
Hillsboro, Oregon 97124-5839
(Address of principal executive offices) (Zip code)

CENTERSPAN COMMUNICATIONS CORPORATION
AMENDED 1998 STOCK OPTION PLAN

CENTERSPAN COMMUNICATIONS CORPORATION
2000 NON-QUALIFIED STOCK OPTION PLAN

CENTERSPAN COMMUNICATIONS CORPORATION
2001 NON-EMPLOYEE OPTION PLAN

CENTERSPAN COMMUNICATIONS CORPORATION
MICHAEL KASSAN STOCK OPTION AGREEMENT

CENTERSPAN COMMUNICATIONS CORPORATION
ANDY MALLINGER STOCK OPTION AGREEMENT

CENTERSPAN COMMUNICATIONS CORPORATION
HOWARD WEITZMAN STOCK OPTION AGREEMENT

CENTERSPAN COMMUNICATIONS CORPORATION
FRANK G. HAUSMANN, JR. 1998 STOCK OPTION AGREEMENT

CENTERSPAN COMMUNICATIONS CORPORATION
FRANK G. HAUSMANN, JR. 1999 STOCK OPTION AGREEMENT

CENTERSPAN COMMUNICATIONS CORPORATION
STEVEN FRISON STOCK OPTION AGREEMENT
(Full title of the plans)

FRANK G. HAUSMANN, JR.,
Chairman of the Board, President and Chief Executive Officer
CENTERSPAN COMMUNICATIONS CORPORATION
7175 N.W. Evergreen Parkway, #400
Hillsboro, Oregon 97124-5839
(503) 615-3200
(Name, address and telephone number of agent for service)

Copies to:

DANIELLE BENDERLY
DAVID S. MATHESON
Perkins Coie LLP
1211 S.W. Fifth Avenue, Suite 1500
Portland, Oregon 97204-3715

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, without par value, reserved for issuance under the CenterSpan Communications Corporation:
Amended 1998 Stock Option Plan	1,500,000	$14.50(2)	$21,750,000.00(2)	$5,437.50
2000 Non-Qualified Stock Option Plan	900,000	$14.50(2)	$13,050,000.00(2)	$3,262.50
2001 Non-Employee Option Plan	500,000	$14.50(2)	$7,250,000.00(2)	$1,812.50

Common Stock, no par value, subject to outstanding options under the CenterSpan Communications Corporation:
Andy Mallinger Stock Option Agreement	125,000	$13.438(3)	$1,679,750.00(3)	$419.94
Michael Kassan Stock Option Agreement	125,000	$13.438(3)	$1,679,750.00(3)	$419.94
Howard Weitzman Stock Option Agreement	125,000	$13.438(3)	$1,679,750.00(3)	$419.94
Frank G. Hausmann, Jr. 1998 Stock Option Agreement	60,000	$2.75(3)	$165,000.00(3)	$41.25
Frank G. Hausmann, Jr. 1999 Stock Option Agreement	50,000	$15.00(3)	$750,000.00(3)	$187.50
Steven Frison Stock Option Agreement	25,000	$23.875(3)	$596,875.00(3)	$149.22

Total:	3,410,000	$14.25	$48,601,125.00	$12,150.29

(1)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 1998 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
(2)
Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the average of the high sales price ($15.00) and low sales price ($14.00) for the Registrant's Common Stock as reported on the Nasdaq National Market on April 23,2001.
(3)
Based on the exercise price of outstanding options being registered on this Registration Statement pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents are hereby incorporated by reference into this Registration Statement:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission (the "Commission") on April 2, 2001;

    (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

    (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 8, 1995, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

    Any document filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date on which such document is filed.

Item 4. DESCRIPTION OF SECURITIES

    Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As an Oregon corporation, the Registrant is subject to the Oregon Business Corporation Act. Pursuant to Section 60.047(2)(d) of the Oregon Business Corporation Act, Article X of the Registrant's Articles of Incorporation, as amended (the "Articles"), eliminates the liability of the Registrant's directors to the Registrant or its shareholders, except for any liability related to (i) any breach of the duty of loyalty to the Registrant or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any distribution that is unlawful under the Oregon Business Corporation Act; or (iv) any transaction from which the director derived an improper personal benefit.

    Sections 60.391 and 60.407(2) of the Oregon Business Corporation Act allow corporations to indemnify their directors and officers, respectively, against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the Oregon Business Corporation Act, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit in which the director or officer was adjudged liable to the corporation. Sections 60.394 and 60.407(1) of the Oregon Business Corporation Act mandate indemnification of directors and officers, respectively, for all reasonable expenses incurred in the successful defense of any claim made or threatened, whether or not such claim was by or in the right of the corporation. Finally, pursuant to the Sections 60.401 and 60.407(1) of the Oregon Business Corporation Act, a court may order indemnification in view of all the relevant circumstances, whether or not the director or officer met the good-faith and reasonable belief standards of conduct set out in Section 60.391 of the Oregon Business Corporation Act or was adjudged liable to the corporation.

    Section 60.414 of the Oregon Business Corporation Act also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

    The Registrant's Amended and Restated Bylaws require indemnification of directors and officers of the Registrant to the fullest extent not prohibited by law.

Item 8. EXHIBITS

Exhibit Number	Description
4.1	Articles of Incorporation, as amended(1)
4.2	Amended and Restated Bylaws(2)
4.3	Form of Common Stock Certificate(3)
5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.1	Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see Signature Page)
99.1	CenterSpan Communications Corporation Amended 1998 Stock Option Plan(4)
99.2	CenterSpan Communications Corporation 2000 Non-Qualified Stock Option Plan(4)
99.3	CenterSpan Communications Corporation 2001 Non-Employee Option Plan
99.4	CenterSpan Communications Corporation Michael Kassan Stock Option Agreement
99.5	CenterSpan Communications Corporation Andy Mallinger Stock Option Agreement
99.6	CenterSpan Communications Corporation Howard Weitzman Stock Option Agreement
99.7	CenterSpan Communications Corporation Frank G. Hausmann, Jr. 1998 Stock Option Agreement
99.8	CenterSpan Communications Corporation Frank G. Hausmann, Jr. 1999 Stock Option Agreement
99.9	CenterSpan Communications Corporation Steven Frison Stock Option Agreement

(1)
Incorporated by reference to exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities Exchange Commission on January 5, 1995, as amended on February 7, 1995 and February 24, 1995 (File No. 33-88252-LA).

(2)
Incorporated by reference to exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

(3)
Incorporated by reference to the same exhibit number from the Registration Statement on Form SB-2 filed with the Securities Exchange Commission on January 5, 1995, as amended on February 7, 1995 and February 24, 1995.

(4)
Incorporated by reference to the exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

Item 9. UNDERTAKINGS

A.  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on April 25, 2001.

CENTERSPAN COMMUNICATIONS CORPORATION
By:	/s/ FRANK G. HAUSMANN, JR. Frank G. Hausmann, Jr. Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes Frank G. Hausmann, Jr. and Mark Conan, and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, any or all amendments (including any and all post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on April 25, 2001.

/s/ FRANK G. HAUSMANN, JR. Frank G. Hausmann, Jr.	Chairman of the Board, President and Chief Executive Officer (principal executive officer)
/s/ MARK CONAN Mark Conan	Vice President of Finance and Chief Financial Officer (principal financial and accounting officer)
/s/ DAVID BILLSTROM David Billstrom	Director
/s/ GEN. MERRILL A. MCPEAK Gen. Merrill A. McPeak	Director
/s/ JEROME M. MEYER Jerome M. Meyer	Director
/s/ LEE E. MIKLES Lee E. Mikles	Director
/s/ G. GERALD PRATT G. Gerald Pratt	Director
/s/ FREDERICK M. STEVENS Frederick M. Stevens	Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Articles of Incorporation, as amended(1)
4.2	Amended and Restated Bylaws(2)
4.3	Form of Common Stock Certificate(3)
5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see Signature Page)
99.1	CenterSpan Communications Corporation Amended 1998 Stock Option Plan(4)
99.2	CenterSpan Communications Corporation 2000 Non-Qualified Stock Option Plan(4)
99.3	CenterSpan Communications Corporation 2001 Non-Employee Option Plan
99.4	CenterSpan Communications Corporation Michael Kassan Stock Option Agreement
99.5	CenterSpan Communications Corporation Andy Mallinger Stock Option Agreement
99.6	CenterSpan Communications Corporation Howard Weitzman Stock Option Agreement
99.7	CenterSpan Communications Corporation Frank G. Hausmann, Jr. 1998 Stock Option Agreement
99.8	CenterSpan Communications Corporation Frank G. Hausmann, Jr. 1999 Stock Option Agreement
99.9	CenterSpan Communications Corporation Steven Frison Stock Option Agreement

(1)
Incorporated by reference to exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities Exchange Commission on January 5, 1995, as amended on February 7, 1995 and February 24, 1995 (File No. 33-88252-LA).

(2)
Incorporated by reference to exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

(3)
Incorporated by reference to the same exhibit number from the Registration Statement on Form SB-2 filed with the Securities Exchange Commission on January 5, 1995, as amended on February 7, 1995 and February 24, 1995.

(4)
Incorporated by reference to the exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

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PART II
SIGNATURES
INDEX TO EXHIBITS